UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1001 W. Broadway, Suite 400

Vancouver, British Columbia, Canada V6H 4B1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on October 26, 2017, at 8:00 a.m. local time. The Annual Meeting will be held at the offices of Fenwick & West LLP, 1191 Second Avenue, 10th Floor, Seattle, Washington 98101, for the following purposes:

1.	To elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve the Company’s 2017 Equity Incentive Plan;

4.	To approve the Company’s 2017 Employee Stock Purchase Plan;

5.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to eliminate cumulative voting for the election of directors;

6.	To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers;

7.	To approve, by a non-binding advisory vote, whether future non-binding advisory votes to approve the compensation paid by the Company to its named executive officers should be held every one, two or three years; and

8.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on August 31, 2017 are entitled to notice of, and to vote at, the Annual Meeting. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive office at the above address.

By Order of the Board of Directors,

Richard Stewart
Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

[•], 2017

Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the annual meeting, you may revoke your proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 2017

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2016 are available at ir.achievelifesciences.com.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1001 W. Broadway, Suite 400

Vancouver, British Columbia, Canada V6H 4B1

PROXY STATEMENT FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Achieve Life Sciences, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on October 26, 2017, at 8:00 a.m. local time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held on October 26, 2017 at the offices of Fenwick & West LLP, 1191 Second Avenue, 10th Floor, Seattle, Washington 98101.

This Proxy Statement and accompanying proxy card will first be mailed on or about [•], 2017 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on August 31, 2017, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on August 31, 2017, we had [•] shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

All stockholders entitled to vote at the Annual Meeting may cumulate votes in the election of directors. With cumulative voting, each stockholder is entitled to as many votes as shall be equal to the number of votes that the stockholder would be entitled to cast for the election of directors multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of his, her or its votes for a single director or may distribute them among the number to be voted for or for any two or more of them. No stockholder, however, will be entitled to cumulate votes unless the name of the candidate or candidates for whom the votes would be cast has been placed in nomination prior to voting, and such stockholder has given notice, at the Annual Meeting and prior to commencement of voting, of the stockholder’s intention to cumulate votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

Board Recommendation

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors, who are Richard Stewart, Dr. Anthony Clarke, Donald Joseph, Jay Moyes, Scott Cormack, Stewart Parker and Martin Mattingly;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR the approval of our 2017 Equity Incentive Plan;

•	FOR the approval of our 2017 Employee Stock Purchase Plan;

•	FOR the amendment to the our Certificate of Incorporation, as amended, to eliminate cumulative voting for the election of directors;

•	FOR the approval of the compensation of our named executive officers; and

•	to select EVERY THREE YEARS as the frequency at which our stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid by us to our Named Executive Officers.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017, FOR the approval of our 2017 Equity Incentive Plan, FOR the approval of our 2017 Employee Stock Purchase Plan, FOR the amendment to the our Certificate of Incorporation, as amended, to eliminate cumulative voting for the election of directors, FOR the approval of the compensation of our named executive officers, FOR the selection of EVERY THREE YEARS as the frequency at which our stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid by us to our Named Executive Officers, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Even if you have given your proxy, you still may vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting, directions to Fenwick & West LLP at 1191 Second Avenue, 10th Floor, Seattle, Washington 98101 can be obtained by contacting our Secretary at (604) 736-3678.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•	delivering a written notice of revocation to our Secretary at our principal executive office at 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1;

•	delivering a valid proxy bearing a later date or submitting a new later dated proxy; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Background of Stockholder Nominations” below.

Quorum

The presence, in person or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Approval of Proposals 2, 3, 4, 6 and 7 require the affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting. Approval of Proposal 5 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

Broker Non-Votes

For banks, brokers or other nominee accounts that receive proxy materials only from us, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. Proposal 1 (election of our directors), Proposal 3 (approval of our 2017 Equity Incentive Plan), Proposal 4 (approval of our 2017 Employee Stock Purchase Plan), Proposal 5 (approval of amendment to certificate of incorporation to eliminate cumulative voting), Proposal 6 (approval of compensation to named executive officers) and Proposal 7 (approval of frequency of vote on compensation to named executive officers) will be treated as non-routine matters. The approval of Proposal 2 (the ratification of the selection of PwC as our independent public accounting firm) will be treated as a routine matter, and, therefore, no broker non-votes are expected to exist with respect to this proposal in an uncontested election. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf with respect to this proposal.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

As noted above, broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes, as well as abstentions from voting, will not, however, be treated as votes cast and, therefore, will have no effect on the outcome of the matters voted upon.

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of August 31, 2017, a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year 2016. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2016, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, Attention: Investor Relations.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are seven members of the Board of Directors. The following table sets forth information with respect to our current directors. The ages of such persons are shown as of August 31, 2017.

Name	Age	Position	Director Since
Richard Stewart	58	Director, Chairman and Chief Executive Officer	2017

Anthony Clarke	61	Director, President and Chief Scientific Officer	2017

Donald Joseph	62	Director, Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee	2017

Jay Moyes	62	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2017

Scott Cormack	51	Director	2008

Martin Mattingly	60	Director, Chairperson of the Compensation Committee and Member of the Audit Committee and Nominating and Governance Committee	2010

Stewart Parker	61	Director, Chairperson of the Nominating and Governance Committee and Member of the Audit Committee and Compensation Committee	2010

The Board of Directors held a total of 14 meetings during fiscal year 2016. During fiscal year 2016, each of our then directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2016 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

Richard Stewart has served as our Chairman, Chief Executive Officer and a director since August 2017. Prior to our merger with Achieve Life Science, Inc., or the Merger, Mr. Stewart served as Chairman and as a director of Achieve Life Science, Inc. since it was founded in May 2015. Mr. Stewart is also a founder and a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such positions from 1995 to 1998. Mr. Stewart holds a Bachelor of Science degree in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors our belief that it is of importance that the Board of Directors have the benefit of management’s perspective and, in particular, that of the Chief Executive Officer, as well as Mr. Stewart’s prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide the board of directors with in-depth product and field knowledge.

Anthony Clarke has served as our President and Chief Scientific Officer and director since August 2017. Prior to the Merger, Dr. Clarke served as Achieve Life Science Inc.’s Chief Scientific Officer and as a member of Achieve Life Science, Inc.’s board of directors since 2015. Dr. Clarke is a founder and director of Ricanto Limited since 2009. From 2016 to the present, Dr. Clarke has been Chief Scientific Officer of Renown Pharma Limited. Dr. Clarke was Chief Scientific Officer of Huxley Pharmaceuticals, Inc. during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Prior to Achieve, Dr. Clarke served as Chief Scientific Officer of Brabant Pharma Limited from 2013 to 2014. Dr. Clarke served as Company Secretary of Alexza UK Ltd. and as Vice President International Development Operations of Alexza Pharmaceuticals Inc., a pharmaceutical development company, holding both positions from 2008 to 2009. Dr. Clarke served as the Vice President, Clinical Research and Regulatory Affairs at Amarin Corporation from 2005 to 2008. In addition, Dr. Clarke was Senior Director, Clinical and Regulatory Affairs, of Cephalon Europe and as Senior Director, Worldwide Pain Management, of Cephalon, Inc. from 2000 to 2004. Dr. Clarke held a number of management roles in other pharmaceutical companies prior to 2000 as well as academic posts and honorary academic posts. Dr. Clarke holds a Bachelor’s degree in Pharmacology from the University of Sunderland and a Ph.D. in psychopharmacology from the University of London. He was a Fellow of the Royal Statistical Society (UK) and is a current Fellow of the Royal Society of Medicine (UK). The determination was made that Dr. Clarke should serve on our Board of Directors due to his years of experience in the biotechnology industry, which enable him to contribute important strategic insights to the board of directors.

Donald Joseph has served as a director since August 2017. He currently serves as an advisor and consultant to biopharmaceutical and global health organizations. He has over twenty years of biopharmaceutical industry experience, including senior management positions in global health non-profit organizations. Mr. Joseph served as the Chief Legal Officer and Board Secretary of KaloBios Pharmaceuticals, Inc., a publicly listed company, from June 2013 to November 2015. Prior to KaloBios, he was Chief Executive Officer of BIO Ventures for Global Health, or BVGH, from February to November 2012 and Chief Operating Officer from April 2010 to January 2012. He is a former Chairman and current Secretary and member of the BVGH board of directors. He has also served as Chief Operating Officer at the Institute for OneWorld Health, a non-profit drug development company. He previously served as general counsel, corporate secretary, and in other senior management roles at publicly held biopharmaceutical companies, including Abgenix and Renovis. Before entering the life sciences industry, Mr. Joseph practiced business law for a number of years in major firms, including as an international partner at Baker & McKenzie, one of the world’s largest law firms. He received his J.D. degree from the University of Texas School of Law, with honors. The determination was made that Mr. Joseph should serve on our Board of Directors due to his experience as an executive officer and director of a number of companies in the life sciences industry, as well as his extensive legal experience.

Jay Moyes has served as a director since August 2017. Mr. Moyes has served on the board of directors of Osiris Therapeutics, Inc., since May 2006, on the board of directors of BioCardia, Inc. since 2011, and on the board of directors of Puma Biotechnology, Inc. since 2012. He also served as a member of the board of directors of Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopedics company, and as their Chief Financial Officer from 2013 to 2014. Mr. Moyes also served as Chief Financial Officer of CareDx, a publicly traded cardiovascular diagnostics company from 2008 to 2009. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held molecular diagnostics company from 1993 until his retirement in November 2007. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held animal genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and was formerly a Certified Public Accountant. The determination was made that Mr. Moyes should serve on our Board of Directors due to his experience as a member of the boards of directors of a number of companies in the life sciences industry, as well as his extensive finance and accounting experience.

Scott Cormack has been a director since August 2008. Mr. Cormack also served as our President and Chief Executive Officer from August 2008 until the consummation of the Merger in August 2017. He also co-founded Achieve Life Sciences Technologies Inc. previously known as OncoGenex Technologies Inc., which is our wholly owned subsidiary, and served as its President from May 2000 and its Chief Executive Officer from February 2002 until the consummation of the Merger in August 2017. He has also served as a member of its Board of Directors since May 2000. Mr. Cormack currently serves on the Board of Directors of the Prostate Centre’s Translation Research Initiative for Accelerated Discovery and Development. Mr. Cormack served as interim President, Chief Executive Officer and Chairman of the Board of Directors of Salpep Biotechnology Inc., an asthma and inflammation biotechnology company, from 2000 to 2001. From 1998 to 2001, Mr. Cormack served as Vice President of Milestone Medica Corporation, a seed venture capital firm investing in life sciences opportunities. Mr. Cormack holds a B.S. degree from the University of Alberta. The determination was made that Mr. Cormack should serve on our Board of Directors due to his extensive experience leading public life science companies and deep industry knowledge.

Martin Mattingly, Pharm.D., has served as a director since June 2010. Since August 2012, Dr. Mattingly has served as a member of Tech Coast Angels, an angel investor group, and since December 2014 has served as a director of TRACON Pharmaceuticals, Inc. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until its merger with Synageva in November 2011. He also served on the Board of Directors of Trimeris, Inc. from November 2007 until November 2011. From 2005 to 2007, Dr. Mattingly was employed at Ambrx, Inc., a biopharmaceutical company, where he served as President and Chief Executive Officer. From 2003 to 2005, Dr. Mattingly served as Executive Vice President and Chief Operating Officer of CancerVax Corporation, a biotechnology company. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., including serving as General Manager of the Agouron HIV division, Vice President, Product Development Group at Pfizer and Vice President, Global Marketing Planning at Pfizer. Dr. Mattingly holds a Pharm.D. degree from the University of Kentucky. The determination was made that Dr. Mattingly should serve on the Board of Directors as a result of his executive leadership experience in late-stage clinical development, public company expertise, and commercialization and business development experience with pharmaceuticals and biologics.

Stewart Parker has served as a director since March 2010. Ms. Parker served as the Chief Executive Officer of the Infectious Disease Research Institute, or IDRI, a nonprofit research organization focused on the development of products for the diagnosis, prevention, and treatment of neglected diseases from March 2011 to January 2014. Prior to IDRI, Ms. Parker managed the formation of Targeted Genetics Corporation, a biotechnology company, as a wholly owned subsidiary of Immunex Corporation, a biotechnology company, and served as its President and Chief Executive Officer and as a director from its spinout from Immunex Corporation in 1992 to November 2008. She served in various capacities at Immunex Corporation from August 1981 through December 1991, most recently as Vice President, Corporate Development. Ms. Parker currently serves on the Board of Directors of Sangamo BioSciences since June, 2014. She served on the Board of Directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. Ms. Parker has also served as a director of Targeted Genetics Corporation from 1992 to November 2008 and Neose Technologies, Inc. from May 2005 to January 2009. Ms. Parker received her B.A. and M.B.A. degrees from the University of Washington. The determination was made that Ms. Parker should serve on our Board of Directors due to her executive leadership experience in development-stage clinical development, public company expertise, and business development experience for pharmaceuticals and biologics.

Mr. Stewart, Dr. Clarke, Mr. Joseph and Mr. Moyes were each appointed to our board of directors upon consummation of the Merger on August 1, 2017 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc.

Director Independence

Our Board of Directors has determined that Dr. Mattingly, Ms. Parker, Mr. Joseph and Mr. Moyes are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC., or NASDAQ.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication With the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by NASDAQ and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.

Other than as disclosed below and in “Proposal 1,” “Compensation Discussion and Analysis” and “Executive Compensation,” from January 1, 2016 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

In January 2016, Scott Cormack, our previous Chief Executive Officer, married Michelle Griffin, a prior consultant to our company. During 2016, we paid Ms. Griffin approximately $0.5 million for consulting services. We also granted Ms. Griffin performance-based options to purchase 135,000 shares of common stock in 2016. The performance milestones pursuant to which the options would have vested were not achieved and as of December 31, 2016, the options were cancelled. During the six months ended June 30, 2017, Ms. Griffin was paid $0.1 million for consulting services. Ms. Griffin ceases to provide consulting services in connection with the Merger in August 2017.

Board of Directors’ Committees

The Board of Directors has established separately designated Audit, Compensation and Nominating and Governance Committees to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairperson of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jay Moyes (Chairperson), Donald Joseph, Martin Mattingly and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements for audit committee members. The Board of Directors has also determined that Mr. Moyes is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held six meetings during fiscal year 2016.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•	reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;

•	appointing, replacing and discharging our independent registered public accounting firm;

•	pre-approving the professional services provided by our independent registered public accounting firm;

•	reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and

•	reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Martin Mattingly (Chairperson), Donald Joseph and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements. In addition, each member of the Compensation Committee has been determined to be an outside director under Section 162(m), of the Internal Revenue Code of 1986, as amended, or the Code, and a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held seven meetings during fiscal year 2016.

In 2016, the Compensation Committee retained Radford, an Aon Hewitt company and a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives) and the amounts and terms of long-term equity incentive awards for our executives as well as to benchmark and make recommendations regarding the initial and annual cash retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. No work performed by Radford during fiscal year 2016 raised a conflict of interest.

Please see the sections entitled “Compensation Discussion and Analysis” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Stewart Parker (Chairperson), Martin Mattingly, Jay Moyes and Donald Joseph, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held four meetings during fiscal year 2016.

Board of Directors Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently filled by the same person, Richard Stewart. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management while allowing the Board of Directors and management to benefit from Mr. Stewart’s extensive executive leadership and experience with the development of our lead product candidate, cytisine. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Stewart brings company-specific experience and expertise. Our Board of Directors believes that Mr. Stewart’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Because Mr. Stewart is our Chief Executive Officer and Chairman, our Board of Directors appointed Donald Joseph to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Joseph presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of our Code of Business Conduct and Ethics and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the company and therefore the Whistle Blowing Policy provides a mechanism by which a person may report a matter to NASDAQ OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and NASDAQ requirements, a majority of the members of the Board of Directors must be “independent.” We do not have a policy regarding diversity, but the Nominating and Governance Committee does and will continue to consider each candidate’s experiences and qualities as described above and how these experiences and qualities complement the diversity of the Board of Directors.

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

•	the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;

•	the class and number of our shares that are owned beneficially by the Nominating Person;

•	description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;

•	description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the corporation;

•	the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

•	the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;

•	with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and

•	such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Code of Ethics

We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, our principal financial officer and our principal accounting officer, as well as to all of our other employees and directors, and have posted such code on our website at ir.achievelifesciences.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2017 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•	Richard Stewart

•	Dr. Anthony Clarke

•	Donald Joseph

•	Jay Moyes

•	Scott Cormack

•	Martin Mattingly

•	Stewart Parker

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2017 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and an award of restricted stock units and stock options exercisable to purchase shares of our common stock. None of our employees are entitled to receive compensation for service as a director. Our director compensation policy for fiscal year 2016 is set forth below under the heading “Director Compensation Policy – 2016 Director Compensation.”

Director Compensation Policy

2016 Director Compensation

As part of its evaluation of compensation levels for the 2016 fiscal year, the Compensation Committee recommended and the Board of Directors approved the retention of Radford to review compensation levels of our independent directors and committee members. Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. As a result in the decline of our market capitalization and based on peer group analyses, the Board of Directors decided that the compensation for non-employee directors in connection with their service on the Board of Directors and its committees would not be increased for 2016. Accordingly, 2016 director compensation policy was as follows:

•	An annual retainer of $65,000 was paid to the Chairperson of the Board of Directors or the lead director and $40,000 was paid to all other non-employee directors, together with an excess meeting fee of $2,000 for each meeting held over 10 annual meetings. These retainers were paid in four quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter.

•	Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Governance Committee	$10,000	$5,000

•	Any new director would have received a one-time initial grant of stock options to acquire 8,000 shares of our common stock upon becoming a director, which would vest over three years, with one-third vesting at each of the first, second and third anniversaries of the date of grant. In addition, any new director also would have received an initial grant of restricted stock units, or RSUs, to acquire 4,000 shares of our common stock which would vest over three years.

•	Each director that was re-elected by our stockholders at an annual meeting was to receive a grant of stock options to acquire 5,000 shares of common stock and RSUs to acquire 2,500 shares of common stock, with the Chairman of the Board receiving additional RSUs to acquire 2,500 shares of common stock, promptly following re-election. However, in May 2016, the Compensation Committee and Board determined not to grant RSUs for 2016 in consideration of the material milestones expected to occur in 2016 and our stock price. Accordantly, the Board granted all non-employee members of the Board options to purchase 22,500 shares of common stock, except for our Board Chairman, who received options to purchase 31,500 shares of common stock. Any director who was appointed or elected to the Board of Directors for the first time, and who received an initial stock option and RSU grant, would have received a first annual stock option and RSU grant in an amount equal to the product of the number of shares of common stock that would otherwise be subject to such annual stock option and RSU grant multiplied by the fraction of a year during which the director served on the Board of Directors immediately preceding the date of the annual meeting. Each annual stock option and RSU grant vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

Director Compensation Paid for 2016

The following table summarizes all compensation paid to or earned by non-employee directors who served during 2016 as compensation for board service during the 2016 fiscal year. SEC rules requires this discussion regarding 2016 director compensation cover directors that served during 2016. Because our acquisition of Achieve Life Science, Inc. took place in August 2017, this director compensation information relates to persons who were directors of OncoGenex Pharmaceuticals, Inc. prior to its acquisition of Achieve Life Science, Inc. We note that Neil Clendeninn, Jack Goldstein and David Smith resigned upon completion of the merger on August 1, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Neil Clendeninn(3)	60,000	14,012	74,012
Jack Goldstein(3)	87,500	19,617	107,117
Martin Mattingly	57,500	14,012	71,512
Stewart Parker	60,000	14,012	74,012
David Smith(3)	65,000	14,012	79,012

(1)	The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 10 to our audited consolidated financial statements included in our 2016 Annual Report on Form 10-K. As of December 31, 2016, the following directors had the following number of options outstanding:

•	Neil Clendeninn: 48,500 options, of which 26,000 were vested as of December 31, 2016.

•	Jack Goldstein: 59,461 options, of which 27,961 were vested as of December 31, 2016.

•	Martin Mattingly: 50,500 options, of which 28,000 were vested as of December 31, 2016.

•	Stewart Parker: 50,461 options, of which 27,961 were vested as of December 31, 2016.

•	David Smith: 50,500 options, of which 28,000 were vested as of December 31, 2016.

(2)	These options were granted on May 26, 2016 under our 2010 Performance Incentive Plan and vest 100% on the earlier of the one-year anniversary of the date of grant or the day immediately prior to the 2017 Annual Meeting of Stockholders.
(3)	Neil Clendeninn, Jack Goldstein and David Smith resigned from our Board of Directors upon the consummation of our Merger in August 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2016, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	discussed with Ernst & Young LLP, our previous independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•	received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2016 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Martin Mattingly

Stewart Parker

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 1, 2017, we dismissed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm and appointed PricewaterhouseCoopers LLP, or PwC, as our new independent registered public accounting firm for the year ended December 31, 2017, both effective immediately. Our Audit Committee approved the dismissal of E&Y and the appointment of PwC.

The reports of E&Y on our financial statements for each of the fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through August 1, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S K and related instructions) between us and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the interim period through August 1, 2017, neither we, nor anyone acting on our behalf, consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and PwC did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S K).

A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by EY for the fiscal years ended December 31, 2016 and December 31, 2015 for professional services rendered to us: Amounts are presented in USD.

Fee Category	Fiscal 2016 Fees(1)		Fiscal 2015 Fees(1)
Audit Fees	$201,572	(2)	$197,356	(2)
Audit-Related Fees	$38,400		$52,190
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$239,972		$249,546

(1)	Accountant fees and services charged by Ernst & Young LLP are paid in Canadian dollars and shown in USD. For fiscal 2016, the fees were CDN$319,963 and was converted at an average exchange rate of US$1.00 = CDN$1.3333. For fiscal 2015, the fees were CDN$332,728 and was converted at an average exchange rate of US$1.00=CDN$1.3333.
(2)	Audit Fees for 2016 and 2015 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2015 and 2016 fiscal years, the Audit Committee approved all of the services provided by Ernst & Young LLP described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE:

APPROVAL OF 2017 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the Achieve Life Sciences, Inc. 2017 Equity Incentive Plan, or 2017 EIP, which was approved by our Board of Directors on August 1, 2017. If approved by our stockholders, the 2017 EIP will replace our existing 2010 Performance Incentive Plan (2010 Plan), and the 2017 EIP will become our only plan for providing equity-based incentive compensation to our eligible employees, consultants and non-employee directors.

Outstanding awards under the 2010 Plan will remain outstanding, unchanged and subject to the terms of the 2010 Plan and the respective award agreements, until the expiration or lapse of such awards in accordance with their terms.

We believe that the adoption of the 2017 EIP is in the best interests of Achieve because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the 2017 EIP, we will not be able to issue awards under the 2017 EIP and our ability to issue awards under the 2010 Plan will terminate when such plan expires.

Approval of the 2017 EIP is intended to enable us to achieve the following objectives:

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our highly competitive industry. We use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company and its affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the 2017 EIP is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;

•	align employee and stockholder interests; and

•	link employee compensation with company performance.

We strongly believe that the approval of this 2017 EIP will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

Without stock options, restricted stock units or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development, and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. If Proposal Three is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

The ability to offer a variety of stock compensation awards including stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, and performance awards. The variety of awards available under the 2017 EIP gives us flexibility to respond to market-competitive changes in equity compensation practices.

Overview of the 2017 EIP

The following summary of certain major features of the 2017 EIP is subject to the specific provisions contained in the full text of the 2017 EIP, set forth in Appendix A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2017 EIP. To the extent that there is a conflict between this summary and the actual terms of the 2017 EIP, the terms of the 2017 EIP will govern.

Key Terms

The following is a summary of the key provisions of the 2017 EIP, as proposed for approval.

Plan Term:	10 years

Eligible Participants:	All of our employees, directors, consultants, and independent contractors and of any subsidiary are eligible to receive awards under the 2017 EIP, provided they render bona fide services to us. Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. The compensation committee determines which individuals will participate in the 2017 EIP. As of August 31, 2017, there were approximately 13 employees and five non-employee directors eligible to participate in the 2017 EIP.

Shares Authorized:

2,180,000 shares are authorized under the 2017 EIP. Additionally, the number of shares available for grant and issuance under the 2017 EIP shall be increased on January 1, of each of 2018 through 2027, by the lesser of (i) 4% of the number of shares and common stock equivalents (including options, RSUs, warrants and preferred stock on an as converted basis) issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of shares determined by our Board of Directors. No more than 4,360,000 shares may be granted under the 2017 EIP pursuant to the exercise of incentive stock options.

In addition, shares subject to awards, and shares issued under the 2017 EIP under any award, will again be available for grant and issuance under the 2017 EIP to the extent such shares: (i) are subject to issuance upon exercise of an Option or SAR granted under the 2017 EIP but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to awards granted under the 2017 EIP that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under the 2017 EIP that otherwise terminate without such shares being issued; (iv) are surrendered pursuant to an exchange program; or (v) are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award.

The following shares will not again be made available for future grant and issuance as awards under the 2017 EIP: (i) shares not issued or delivered as a result of an award being settled in cash or other property rather than shares of our common stock; or (ii) shares of our common stock repurchased on the open market with the proceeds of an Option exercise price.

Award Types:	(1) Non-qualified and incentive stock options (2) Restricted stock awards (3) Stock bonus awards (4) Stock appreciation rights (5) Restricted stock units (6) Performance awards

Share Limit on Awards:	No more than 1,000,000 shares may be granted to any participant under the 2017 EIP during any calendar year, other than new employees, who are eligible to receive up to 2,000,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (Code), if applicable. Failure to qualify under this section might result in our inability to take a tax deduction for part of the performance-based compensation to senior executives.

Non-Employee Directors:	Under the 2017 EIP, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the Board of Directors, except that no non-employee director will be eligible to receive an award under the 2017 EIP with an aggregate grant date value of $500,000 in any one calendar year or $1,000,000 in the first calendar year for which they provide services to us.

Award Terms:	Options, SARs and restricted stock units have a term no longer than ten years from the date the award was granted.

Recoupment:	Awards under the 2017 EIP will be subject to recoupment in accordance with any clawback or recoupment policy adopted by the Board of Directors or required by law.

New Plan Benefits

On August 1, 2017, our Board of Directors and Compensation Committee granted stock options under the 2017 EIP to each of our current non-employee directors and certain of our executive officers, effective August 15, 2017. The stock options granted to executive officers will vest with respect to 25% of the award on the first anniversary of the grant date, and monthly thereafter over 36 months. The stock options granted to non-employee directors as an initial grant will vest in 36 equal monthly installments beginning on the grant date, and stock options granted as an annual grant will vest on the anniversary date. Each of the stock options has an exercise price of $2.89 per share. The stock options will automatically terminate if such plan is not approved by stockholders within one year of its adoption by our Board of Directors.

The following table further describes the stock options that have been granted under the 2017 EIP. Only stock options have been granted under the 2017 EIP, and therefore, no dollar value is provided in the table.

Name and Position	Number of Stock Options
Richard Stewart Chief Executive Officer and Chairman	—
Scott Cormack Director and Former President and Chief Executive Officer	11,000
John Bencich Vice President, Chief Financial Officer and Chief Operating Officer	274,000
Cindy Jacobs Executive Vice President, Chief Medical Officer	274,000
All Current Executive Officers	548,000
All Non-Employee Directors	65,800
All Non-Executive Officers	438,400

Additional future awards under the 2017 EIP to executive officers, employees, directors or other eligible participants are discretionary and cannot be determined at this time.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the 2017 EIP administrator and applicable law.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the 2017 EIP of Options or SARs may not be less than the fair market value (the closing price of our common stock on the date of grant) of our common stock. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The compensation committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards

The compensation committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards. The compensation committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards contingent upon continued employment with Achieve, the passage of time, or performance criteria and the level of achievement against such criteria as it deems appropriate, subject to the minimum vesting requirement described above.

Eligibility Under Section 162(m)

The plan is intended to enable Achieve to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Achieve may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. While our compensation committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code.

To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include the following objective measures, either individually, alternatively or in any combination, applied to the company as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the compensation committee with respect to applicable awards have been satisfied:

(b)	Profit Before Tax;

(c)	Sales;

(d)	Expenses;

(e)	Billings;

(f)	Revenue;

(g)	Net revenue;

(h)	Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(i)	Operating income;

(j)	Operating margin;

(k)	Operating profit;

(l)	Controllable operating profit, or net operating profit;

(m)	Net Profit;

(n)	Gross margin;

(o)	Operating expenses or operating expenses as a percentage of revenue;

(p)	Net income;

(q)	Earnings per share;

(r)	Total stockholder return;

(s)	Market share;

(t)	Return on assets or net assets;

(u)	The Company’s stock price;

(v)	Growth in stockholder value relative to a pre-determined index;

(w)	Return on equity;

(x)	Return on invested capital;

(y)	Cash Flow (including free cash flow or operating cash flows);

(z)	Balance of cash, cash equivalents and marketable securities;

(aa)	Cash conversion cycle;

(bb)	Economic value added;

(cc)	Individual confidential business objectives;

(dd)	Contract awards or backlog;

(ee)	Overhead or other expense reduction;

(ff)	Credit rating;

(gg)	Completion of an identified special project;

(hh)	Completion of a joint venture or other corporate transaction;

(ii)	Strategic plan development and implementation;

(jj)	Succession plan development and implementation;

(kk)	Improvement in workforce diversity;

(ll)	Employee satisfaction;

(mm)	Employee retention;

(nn)	Customer indicators and/or satisfaction;

(oo)	New product invention or innovation;

(pp)	Research and development expenses;

(qq)	Attainment of research and development milestones;

(rr)	Improvements in productivity;

(ss)	Bookings;

(tt)	Working-capital targets and changes in working capital;

(uu)	Attainment of objective operating goals and employee metrics; and

(vv)	Any other metric that is capable of measurement as determined by the Committee.

Notwithstanding the satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to Options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines. The compensation committee, in its sole discretion, may adjust the performance goals and performance criteria to account for changes in law and accounting and to make such adjustments as it deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles to preserve the original intent of the performance criteria at the time of the initial award grant.

To the extent that an award under the 2017 EIP is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives, in addition to those listed above, as determined by the Board of Directors.

Transferability

Except as otherwise determined by the compensation committee, awards granted under the 2017 EIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution, except when permitted by the compensation committee and then only to certain family members of participants or certain trusts established for their benefit or other entities under their control. No award may be made subject to execution, attachment or other similar process.

Administration

The compensation committee will administer the 2017 EIP. Subject to the terms and limitations expressly set forth in the 2017 EIP, the compensation committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants, except, however, the Board of Directors shall establish the terms for the grant of an award to non-employee directors. The compensation committee may construe and interpret the 2017 EIP and prescribe, amend and rescind any rules and regulations relating to the 2017 EIP. The compensation committee may delegate to a committee of two or more directors the ability to grant awards to participants pursuant to guidelines established by the compensation committee, so long as such participants are not officers, members of our board of directors or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, and to take certain other actions with respect to participants who are not executive.

Amendments

The Board of Directors may terminate or amend the 2017 EIP at any time, provided that no action may be taken by the Board of Directors (except those described in “Adjustments”) without stockholder approval to implement any amendment to the 2017 EIP required to be approved by stockholders.

Adjustments

If, without consideration, the number of outstanding shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2017 EIP, (b) the exercise prices or purchases prices, as applicable, of and number of shares subject to outstanding awards, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options under the 2017 EIP, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year under the 2017 EIP or to a non-employee director under the 2017 EIP shall be proportionately adjusted, subject to any required action by our Board of Directors or our stockholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change of Control Transactions

In the event of a Corporate Transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by us of all or substantially all of our assets; (c) the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock) or (e) a change in the effective control of our company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

Equity Compensation Plan Information as of December 31, 2016

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders(2)	1,632,026	$7.28	2,002,032
Equity compensation plans not approved by security holders	—	—	—
Total	1,632,026	$7.28	2,002,032

(1)	As of December 31, 2016, we maintained the following equity compensation plans, which were approved by security holders: (a) the 2000 Stock Incentive Plan, (b) the 2007 Performance Incentive Plan, (c) the OncoGenex Technologies Amended and Restated Stock Option Plan and (d) the 2010 Performance Incentive Plan.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Achieve and participants in the 2017 EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The summary does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2017 EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally we will be allowed a deduction for federal income tax purposes in the fiscal year of such “disqualifying disposition” in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and, if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Upon the sale of any shares received under a restricted stock unit award, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period.

Performance Awards

The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Tax Withholding

The 2017 EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR 2017 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR:

APPROVAL OF 2017 EMPLOYEE STOCK PURCHASE PLAN

General

We are asking our stockholders to approve the Achieve Life Sciences, Inc. 2017 Employee Stock Purchase Plan, or 2017 ESPP, which was approved by our Board of Directors on August 1, 2017. Even if approved by our stockholders at this Annual Meeting, we do not intend to implement the 2017 ESPP until a later date determined by our Board of Directors or Compensation Committee.

The purchase plan enables eligible employees to purchase shares of our common stock at a discount. Purchases will be accomplished through participation in discrete offering periods, which have a maximum length of not greater than twenty-seven months. An offering period may also be divided into discrete purchase periods (at the end of which shares of our common stock are purchased at a discount). The purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

Overview of the 2017 ESPP

The following summary of certain major features of the 2017 ESPP is subject to the specific provisions contained in the full text of the 2017 ESPP, set forth in Appendix B to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2017 ESPP. To the extent that there is a conflict between this summary and the actual terms of the 2017 ESPP, the terms of the 2017 ESPP will govern.

Share Reserve

We have reserved 100,000 shares of our common stock for issuance under the purchase plan. The number of shares reserved for issuance under the purchase plan will increase automatically on January 1st of each of the first ten calendar years after its approval by our stockholders equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31; however, our board of directors or our compensation committee may reduce the amount of the increase in any particular year. We do not intend to increase the number of shares of common stock reserved for issuance under the ESPP until such time that we implement the ESPP. The aggregate number of shares issued over the term of the purchase plan will not exceed 1,000,000 shares of our common stock.

Offering Periods

The first offering period and purchase period (to the extent applicable) under our 2017 ESPP will begin and end upon a date to be approved by our Board of Directors or our Compensation Committee.

Administration

The purchase plan will be administered by our compensation committee or by our Board of Directors. Subject to the provisions of the purchase plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the purchase plan will be determined by our compensation committee or by our board of directors and its decisions shall be final and binding on all participants in the purchase plan.

Eligibility and Participation

Any employee of us or a participating corporation (as defined in the purchase plan) is eligible to participate except the following (other than where prohibited by applicable law): (i) employees who are not employed by us or a participating corporation prior to the beginning of an offering period or prior to such other time period as specified by the compensation committee; (ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of us or any of our participating corporations or who, as a result of being granted an option under the purchase plan with respect to such an offering period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of us or any of our participating corporations; and (iii) employees who do not meet any other eligibility requirements that the compensation committee may choose to impose (within the limits permitted by the Code); and we may elect to exclude (i) employees who are customarily employed for 20 or less hours per week; and (ii) employees who are customarily employed for five months or less in a calendar year.

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the purchase plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the purchase plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the purchase plan.

An employee’s eligibility for participation in the purchase plan automatically ends upon termination of employment for any reason.

Purchase and Share Limitation and Purchase Price

No participant will have the right to purchase our shares in an amount, when aggregated with purchase rights under all our employee stock purchase plans that are also in effect in the same calendar years, that has a fair market value of more than $25,000, determined as of the first day of the applicable purchase period, for each calendar year in which that right is outstanding. In addition, no participant will be permitted to purchase more than 5,000 shares during any one purchase period or such lesser amount determined by our compensation committee. The purchase price for shares of our common stock purchased under the purchase plan will be 85% of the lesser of (i) the fair market value of our common stock on the first trading day of the applicable offering period or (ii) the fair market value of our common stock on the purchase date.

Change in Control

If we experience a change in control transaction, the offering period for each outstanding right to purchase shares under the 2017 ESPP will be shortened by setting a new purchase date, which will occur prior to the closing of the proposed change in control transaction, as determined by the Compensation Committee or the Board of Directors, and the purchase plan will terminate on the closing of the proposed change in control transaction.

Amendment and Termination

We also have the right to amend or terminate the purchase plan at any time. The purchase plan will terminate on the tenth anniversary of the first purchase date under the plan.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Achieve and participants in the 2017 ESPP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally we will be allowed a deduction for federal income tax purposes in the fiscal year of such “disqualifying disposition” in an amount equal to the compensation realized by such participant.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR 2017 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FIVE:

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

ELIMINATE CUMULATIVE VOTING FOR THE ELCTION OF DIRECTORS

On August 1, 2017, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to eliminate cumulative voting for the election of directors. The text of the proposed amendment is set forth on Appendix C to this Proxy Statement.

Our stockholders currently elect directors by a procedure called “cumulative voting.” Cumulative voting enables a stockholder to cumulate votes for the election of a nominee by casting a number of votes for such nominee equal to the number of directors to be elected multiplied by the number of votes to which the stockholder is entitled. The stockholder also may distribute his or her votes among two or more nominees on the same basis. This procedure allows a stockholder to cumulate his or her votes for one or more of the nominees for director, meaning that his or her votes may be cast for one or more of the nominees. For example, in an election of three directors, if a stockholder held one vote, the stockholder would have three votes. He or she could cast those three votes for one of the directors, or cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.

Our Board of Directors believes this procedure is overly complicated to implement and seldom if ever used by stockholders and is no longer in the best interests of our company and our stockholders, particularly in view of our large number of stockholders and broad-based ownership. In addition, a stockholder or group of stockholders holding a relatively small number of shares that cumulatively votes its shares in an election of directors could elect one or more directors whose loyalty may primarily be to the minority group responsible for their election rather than to our company and all of our stockholders. Our Board of Directors believes that each director is responsible to, and should represent the interests of all stockholders as opposed to a minority stockholder group that may have special interests and goals inconsistent with those of the majority of stockholders. The election of directors who view themselves as representing a particular minority stockholder group could result in partisanship and discord on our Board of Directors, and may impair the ability of our directors to act in the best interests of our company and all of our stockholders.

Accordingly, our Board of Directors is proposing to eliminate cumulative voting. If this proposal is accepted by the stockholders, our directors will then be elected by plurality vote as provided by our bylaws, without the right to cumulate votes.

The elimination of cumulative voting might under certain circumstances render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our common shares or the removal of incumbent management. Neither management nor our Board of Directors is aware of any attempt by any stockholder to accumulate sufficient shares to obtain control of our company.

If the amendment is approved by the requisite vote of the stockholders, we will file an amended and restated certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Vote Required

Approval of the amendment to our certificate of incorporation will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS.

PROPOSAL SIX:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussions set forth on pages [•] to [•] of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say on Pay” proposal.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page [•] of this Proxy Statement for additional details on our compensation of executives, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in fiscal year 2016.

We are asking you to indicate your support for the compensation of the Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Achieve Life Sciences, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2017 Annual Meeting of Stockholders, is hereby APPROVED.”

The Say on Pay vote is advisory, and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of the resolution will require the affirmative vote of the majority of shares properly cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL SEVEN:

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

We are providing our stockholders with the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal Six above, to approve or not approve the compensation of the Named Executive Officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.

After careful consideration of this proposal, the Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for us and therefore recommends a vote for a three-year interval for future advisory voting on Named Executive Officer compensation. We believe that annual and biannual advisory votes on executive compensation do not provide enough time for a full evaluation of our executive incentive programs before they come up for another advisory vote. This is especially true given our use of long-term incentives as part of our executive compensation packages. We believe that a three-year interval is more in line with our long-term incentive program and, by providing an advisory vote on executive compensation program on a triennial basis, our Board of Directors and Compensation Committee will have sufficient time to thoughtfully respond to our shareholders’ sentiments and effectively implement any necessary changes in our compensation program. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this proposal.

Vote Required

You may vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS,” “EVERY TWO YEARS” or “EVERY ONE YEAR,” or a stockholder may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

Because this stockholder vote is advisory and not binding on us or the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold stockholder advisory votes on executive compensation more or less frequently than the option selected by the largest number of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO HOLD AN ADVISORY VOTE TO APPROVE THE COMPENSATION FOR OUR NAMED EXECUTIVES “EVERY THREE YEARS.”

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to:

•	attract and retain the most talented and dedicated executives possible;

•	align our executive officers’ incentives with stockholder value creation;

•	correlate annual and long-term cash and stock incentives to achievement of measurable strategic performance objectives; and

•	increase the percentage of executive compensation that is performance-based, and therefore at-risk, as an executive’s experience, unique expertise and criticality of role increases.

To achieve these objectives we have established compensation programs that tie a substantial portion of each executive’s overall compensation to key strategic operational and financial goals such as the development of our product candidates, the establishment and maintenance of key strategic relationships, and the identification and advancement of additional product candidates. The Compensation Committee’s approach emphasizes the setting of compensation at levels the committee believes are competitive with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals. Our annual cash incentives and a portion of our longer term incentives, such as our performance-based equity awards, are tied to our achievement of corporate operating goals. We believe that successful execution against goals is the best way to enhance long-term stockholder value. Overall, our pay programs attempt to balance cash and equity to reward both short- and long-term performance.

Compensation Determination Process and the Role of Executive Officers in Compensation Decisions

The compensation review process is generally conducted in January in order to facilitate the comparison of corporate objectives against our full year performance. The Chief Executive Officer provided a presentation regarding our current compensation philosophies and programs to the Compensation Committee with the remaining members of the Board of Directors invited to attend. Typically, the Chief Executive Officer produces an executive compensation review for each Named Executive Officer, excluding the Chief Executive Officer, which includes recommendations for:

•	base salary for the upcoming year;

•	year-end cash incentive award, if any, under the terms of our discretionary short-term incentive awards program, or STIP, based on the achievement of corporate objectives; and

•	annual equity awards of stock options and restricted stock units, or RSUs.

The Chief Executive Officer may also recommend other changes to an executive’s compensation package, such as changes in the executive’s eligibility for cash incentives. The Compensation Committee evaluates and, if determined appropriate or advisable, revises the Chief Executive Officer’s recommendations and forwards its own recommendations to the Board of Directors, which may in turn suggest further revisions.

The Compensation Committee also typically meets in executive sessions without the Chief Executive Officer present to discuss the Chief Executive Officer’s compensation, including base salary, year-end cash incentive award and annual stock option grant, and to make recommendations regarding such compensation to the Board of Directors. The Board of Directors considers the Compensation Committee’s recommendations with respect to the Chief Executive Officer in executive session and provides feedback to the Compensation Committee. With the exception of executive sessions of the Compensation Committee and the Board of Directors to review, recommend and approve the Chief Executive Officer’s compensation, the Chief Executive Officer is generally present at all deliberations of the Compensation Committee and the Board of Directors related to executive compensation.

Typically, during the first meeting following the completion of the fiscal year, the Chief Executive Officer recommends to the Compensation Committee the corporate objectives to be adopted under the terms of the STIP for the upcoming year. The Compensation Committee evaluates and may revise the Chief Executive Officer’s recommendations and forwards its own recommendations to the Board of Directors, which may in turn suggest further revisions.

The Compensation Committee makes final determinations with respect to the award of cash incentives under the STIP and all annual equity awards. The Board of Directors, after reviewing the recommendations of the Compensation Committee, makes final determinations with respect to the cash incentives to the executive officers and the Chief Executive Officer, as well as the corporate objectives under the STIP. From time to time at the request of the Compensation Committee, members of our executive management team, including representatives from finance, legal and human resources, may provide information to the Compensation Committee and attend all or a portion of certain of the committee’s meetings.

Benchmarking of Executive Compensation

We participate annually in Radford’s Compensation Survey and in return we receive the Compensation Survey results. Additionally, every year or at the direction of the Compensation Committee, our management reviews peer group data compiled by Radford to determine whether total direct compensation and each component of the compensation package are approximately equal to the targeted 50th percentile for executive officer compensation of our peer group. The peer group companies are amended from time to time at the discretion of the Board of Directors and based on Radford recommendations. In 2015, our Compensation Committee engaged Radford to review compensation levels and executive agreements of our executive officers and to provide a report summarizing relevant benchmark data and making recommendations as to executive compensation levels. Radford’s review included benchmarking the base salary, target total cash (base salary plus target cash incentives) and long-term incentives of our executives with industry-appropriate peers based on the following characteristics:

•	pre-commercial biotechnology/biopharmaceutical companies at a similar stage of drug development (Phase II to Phase III)

•	companies located in biotechnology hub markets (Seattle, San Francisco, San Diego and Boston) to reflect the recruiting market for executive talent;

•	companies with market values generally under $150 million; and

•	companies with generally less than 100 employees.

In addition, Radford also examined research and development spending, cash on-hand and total shareholder return over one and three years as additional metrics to help determine appropriate peer companies.

The peer group recommended by Radford in 2015 and approved by the Compensation Committee and the Board of Directors for the evaluation of compensation levels for the 2016 fiscal year, after a comprehensive review, analysis and discussion regarding Radford’s recommendations, is comprised of the companies set forth below.

Actinium Pharmaceuticals, Inc.	MediciNova, Inc.
Anthera Pharmaceuticals, Inc.	MEI Pharma, Inc.
ArQule Inc.	Onconova Therapeutics, Inc.
Aveo Pharmaceuticals, Inc.	Oncothyreon Inc.
BIND Therapeutics, Inc.	OXiGENE, Inc.
Celator Pharmaceuticals, Inc.	Rexahn Pharmaceuticals, Inc.
Celsion Corporation	Sunesis Pharmaceuticals, Inc.
Conatus Pharmaceuticals Inc.	Targacept, Inc.
Cyclacel Pharmaceuticals, Inc.	TetraLogic Pharmaceuticals Corporation
GTx, Inc.	Threshold Pharmaceuticals, Inc.
Kalobios Pharmaceuticals, Inc.	Vical Incorporated

Radford reports directly to our Compensation Committee and does not provide any services to us other than the services provided to the Compensation Committee and the preparation and delivery of their compensation survey, for which we pay a nominal fee. Our Compensation Committee believes that Radford does not have any conflicts of interest in advising the Compensation Committee under applicable SEC or NASDAQ rules.

Benchmarking in the Context of Our Other Executive Compensation Principles

In establishing executive compensation, the Compensation Committee focuses on a range around the 50th percentile of peer group benchmarking for each of base salary, target total cash (base salary plus target cash incentives) and long-term incentives for each similarly situated executive, which the Compensation Committee believes provides the tools to allow a company of our size to attract, compete for and retain the type of executives necessary for us to achieve our goals but conserve our cash and equity as much as possible.

The Compensation Committee realizes, however, that using a peer benchmark is neither the only means for gathering and validating market data nor the only criteria for establishing executive pay. In instances where an executive officer is uniquely critical to our success, the Compensation Committee may provide compensation in excess of the benchmark. Upward or downward variations for base salary and long-term incentives may also occur as a result of the individual’s experience level, the balance of the individual’s different elements of compensation, market factors and other strategic considerations, which we refer to below as compensation factors. Additional market surveys, such as the Radford Global Life Sciences Survey, which reports compensation practices of a broad range of life science companies, are also utilized in determining market competitive compensation. The Compensation Committee believes that, given the competitiveness of our industry and our company culture, our base compensation, cash incentives and equity programs are flexible, reward the achievement of clearly defined corporate goals and are generally sufficient to retain our existing executive officers and to hire new executive officers when necessary.

Elements of Executive Compensation

We designed and implemented compensation policies that allowed us to recruit both in our 2016 geographic areas of operation, which were Seattle, Washington and Vancouver, British Columbia, and other areas. We seek to implement and utilize compensation policies that balance fixed and variable pay costs for a long-term, sustainable approach to talent acquisition and retention. Our executive compensation consists of base salary, cash incentives and stock option and RSU grants, each of which is discussed in detail below.

Base Salary

We provide an annual salary based on comparable market data for level of responsibility, expertise, skills, knowledge, experience, our unique organizational requirements and desire to maintain internal equity. When establishing executive compensation for 2016, the Compensation Committee focused on the respective peer group market survey as well as the Radford Global Life Sciences Survey for base salaries and incentive compensation. The executive base salary program targets a range around the 50th percentile of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies. In reviewing base salaries annually, the Compensation Committee also considers the role, overall value and contribution each executive makes to the achievement of our objectives. Executives may be compensated below or above that range based on the compensation factors described above. The Compensation Committee reviews base salaries in the first quarter of each year and may make adjustments from time to time to realign salaries with market levels after taking into account the compensation factors.

Cash Incentives

The STIP provides an annual opportunity for our Named Executive Officers to receive a discretionary cash bonus (stated as a percentage of each officer’s salary) based on performance related to corporate objectives established by the Board of Directors. The STIP, when combined with each executive’s base salary, is designed to provide total target cash compensation within a range around the 50th percentile of our peer group, subject to adjustment for the compensation factors described above. For any given year, these objectives may relate to operational, strategic or financial factors such as developing our product candidates, establishing and maintaining key strategic relationships, raising or maintaining certain levels of capital, improving our results of operations or increasing the price per share of our common stock. The Compensation Committee alone determines achievement level of corporate objectives as it relates to incentive compensation for executive officers. If corporate objectives are not achieved at a 100% level, the Compensation Committee may determine that the corporate objectives were not achieved or, in its sole discretion, may determine that such objectives were partially achieved. The Compensation Committee may award bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, the Compensation Committee may, in its sole discretion, determine not to award any bonuses or to award bonuses at less than maximum eligibility. Cash bonuses paid do not exceed the maximum eligibility amount provided for under the table “Fiscal 2016 Grants of Plan-Based Awards”.

Equity Awards

Our 2010 Performance Incentive Plan provides alternative forms of long-term incentives for our executive officers, including stock options with time and performance-based vesting, which require the market value of our common stock to increase before they are valuable. We do not use a targeted split of cash and equity when setting compensation for our executive officers.

The number of stock options granted is discretionary, but is based on our benchmarking principles described above. The value earned on any grant varies with the stock price over the option term. In large part due to the length of product development cycles, it is critical for our business to align the interests of executive officers and stockholders, and to retain executive officers by means of what we hope will be long-term wealth creation in the value of their stock options, which have vesting provisions that encourage continued employment. We elect to use stock options as a portion of our long-term equity incentive vehicle. Stock option grants are made at the commencement of employment, may be made annually and, occasionally, may be made following a significant change in job responsibilities or to meet other special objectives, including strategic goals and retention. Additionally, annual stock option grants typically occur the later of the filing of our annual report on Form 10-K for the most recently completed year, or the first trading day in which we are not in a blackout period, and are targeted around the 50th percentile of our peer group (in terms of market value), subject to adjustment for the compensation factors described above and the availability of equity under our equity-based compensation plans. We expect to continue to use stock options as a long-term incentive vehicle because:

•	stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders;

•	stock options help to provide a balance to the overall executive compensation program as base salary and our cash incentive compensation program focus on nearer-term achievements, while the grant and vesting of stock options is intended to focus executive efforts towards increasing stockholder value over the longer term;

•	the vesting period of stock options encourages executive retention as long as the options remain in the money; and

•	we believe the use of stock options assists us in making our compensation package attractive to current and potential executive candidates, while conserving cash.

Stock Ownership Guidelines

Although stock option grants encourage equity ownership, we currently do not require our directors or executive officers to own a particular number of shares of our common stock. The Compensation Committee believes that stock, option and RSU holdings among our directors and executive officers are sufficient at this time to align this group’s interests with those of our stockholders.

Perquisites

In 2016, our executive officers located in Canada participated in the same group insurance and employee benefit plans as our other salaried employees in Canada and our executive officers located in the United States participate in the same group insurance and employee benefit plans as our other salaried employees in the United States. Tax preparation services are paid for executive officers who owe additional tax liabilities incurred by working in non-resident countries. At this time, we do not provide other special benefits or other perquisites to our executive officers.

2016 Officer Compensation

SEC rules requires this discussion regarding 2016 executive officer compensation cover executive officers that served during 2016. Because our acquisition of Achieve Life Science, Inc. took place in August 2017, this executive compensation information relates to persons who were executive officers of OncoGenex Pharmaceuticals, Inc. prior to its acquisition of Achieve Life Science, Inc. We note that Mr. Cormack resigned from his position as President, Chief Executive Officer, Treasurer and Secretary upon completion of the merger on August 1, 2017.

Salary

Scott Cormack was our Chief Executive Officer and President during 2016 and resigned from such roles in August 2017 upon the completion of our merger with Achieve Life Science, Inc. With respect to determining Mr. Cormack’s base salary for the 2016 fiscal year, the Compensation Committee considered his leadership in helping to develop the company’s product candidates and set the company’s strategic goals. The Compensation Committee also considered the fact that the AFFINITY trial did not meet its survival endpoint in a prospectively defined subpopulation of patients with poor prognosis, and that the final survival results for both the Phase 3 AFFINITY and the ENSPIRIT trials were expected to occur in 2016. It also conducted a comprehensive review, analysis and discussion of the salaries of executives as reported by Radford Executive Compensation Report in 2015. Based on these considerations, our Compensation Committee to leave Mr. Cormack’s base salary for 2016 unchanged at US$541,383, which is at the 75th percentile of our peer company survey from 2015.

Dr. Cindy Jacobs is our Executive Vice President and Chief Medical Officer. In determining her base salary for 2016, the Compensation Committee considered Dr. Jacobs’ important role in furthering the development of our clinical assets and extensive experience in obtaining U.S. Food and Drug Administration approval for oncology product candidates, as well as her instrumental role in partnering, alliance management and strategic discussions. The Compensation Committee also considered the fact that the AFFINITY trial did not meet its survival endpoint in a prospectively defined subpopulation of patients with poor prognosis, and that the final survival results for both the Phase 3 AFFINITY and the ENSPIRIT trials were expected to occur in 2016. It also conducted a comprehensive review, analysis and discussion of the salaries of executives as reported by Radford in 2015. Based on these considerations, our Compensation Committee decided to leave Dr. Jacobs’ base salary for 2016 unchanged at $413,225, which is at the 75th percentile of our peer company survey from 2015.

John Bencich was our Vice President and Chief Financial Officer during 2016 and also became our Executive Vice President and Chief Operating Officer in August 2017 upon the completion of our merger with Achieve Life Science, Inc. In determining Mr. Bencich’s base salary for 2016, the Compensation Committee took into account his financial and accounting background and his corporate development expertise. The Compensation Committee also considered the fact that the AFFINITY trial did not meet its survival endpoint in a prospectively defined subpopulation of patients with poor prognosis, and further that the final survival results for both the Phase 3 AFFINITY and the ENSPIRIT trials were expected to occur in 2016. It also conducted a comprehensive review, analysis and discussion of the salaries of executives as reported by Radford in 2015. Based on these considerations, our Compensation Committee decided to leave Mr. Bencich’s base salary unchanged for 2016 at $307,500, which is at the 50th percentile of our peer company survey from 2015.

Cash Incentives

In accordance with the Compensation Committee’s goal to target compensation around the 50th percentile of our peer group as described further in the section entitled “Benchmarking of Executive Compensation” and based on a comprehensive review, analysis and discussion of the Radford report, each Named Executive Officer’s bonus potential for 2016, was as follows:

Executive Officer	Short-Term Incentive Award Eligibility
Scott Cormack, Former Chief Executive Officer and President	55% of salary
Cindy Jacobs, Executive Vice President and Chief Medical Officer	40% of salary
John Bencich, Executive Vice President and Chief Financial Officer and Chief Operating Officer	40% of salary

In the first quarter of 2016, the Board of Directors adopted the following 2016 corporate objectives under the STIP:

Corporate Objectives	Weighting
Optimize Custirsen’s potential value by facilitating timely phase 3 data analysis and release	35%
Optimize Apatorsen’s potential value by facilitating timely phase 2 data analysis and release and defining a bladder cancer development strategy	30%
Continuously assess strategic alternatives to support or accelerate the corporate mission	35%

The Board of Directors selected these particular corporate objectives based on its judgment that they represented areas over which the Named Executive Officers have significant operational control and on which the Board of Directors believed they should focus to move our strategic plan forward and enhance stockholder value during 2016. The total weighting of corporate objectives under the 2016 STIP was a target of 100%.

Performance Against 2016 Corporate Objectives

Notwithstanding that the executive officers facilitated timely phase 3 data analysis and release related to the custirsen clinical trials, as well as phase 2 data analysis and release related to the apatorsen clinical trials, both the AFFINTIY and ENSPIRIT clinical trials did not meet their primary endpoint of extending survival with statistical significance. Further, while a merger agreement was announced in January 2017, it was not completed in 2016. Accordingly, the Compensation Committee exercised its discretion and determined not to award any bonuses for performance of the 2016 corporate objectives.

Long-Term Incentive Awards

Stock option grants are discretionary based on the Compensation Committee’s analysis of employee achievement of company-wide and individual objectives and our benchmarking principles. The Compensation Committee determined to award each Named Executive Officer non-qualified stock options to acquire shares of our common stock pursuant to the terms and conditions of the 2010 Performance Incentive Plan. In each case, the Compensation Committee considered and evaluated the Radford report, the compensation factors described above, our stock price and the amount of equity available for grant under our 2010 Performance Incentive Plan.

The number of stock options granted was calculated using an option grant dollar value (based on a Black-Scholes model) and was compared against the percentage of total equity ownership in order to ensure that the recommendations were within the benchmarks described below. The options were performance-based with 50% of the shares vesting upon the achievement by December 31, 2016 of the earlier to occur of (i) positive results from either the AFFINITY or ENSPIRIT trials, or (ii) consummation of a change in control. If one of the milestones were met, the remaining 50% would vest monthly over two years. Each option was granted with a ten-year term and an exercise price equal to the closing price of our common stock on NASDAQ on the date of grant. As no milestones were achieved by December 31, 2016, the options were cancelled.

The Compensation Committee determined not to grant RSUs or establish performance RSUs for 2016 on the basis that it would not provide appropriate incentive for the material milestones expected to occur in 2016.

Advisory Vote on Executive Compensation

In 2011 and 2014, we held advisory say-on-pay votes to approve the compensation of our executive officers, with approximately 98% and 95%, respectively, of the votes cast in favor of our executive compensation program. In light of the support by our stockholders of our executive compensation program, the Compensation Committee did not make any significant changes to our 2016 executive compensation program. Our next vote on executive compensation following the 2017 annual meeting of stockholders will be determined based on the outcome of Proposal Six set forth in this Proxy Statement.

Other Policies and Considerations

Internal Pay Equity

The Compensation Committee reviewed the 2015 Radford report on compensation and concluded that total compensation for a company’s chief executive officer is generally higher than the total compensation for either its chief financial officer or chief medical officer, and that the total compensation of the chief medical officer is generally higher than the total compensation of the chief financial officer. The relative total compensation for our executive officers for 2016 followed the same pattern observed in the Radford report, with our Chief Executive Officer receiving the highest total compensation, followed by our Chief Medical Officer and then our Vice President and Chief Financial Officer. Our ordinal pay ranking is consistent with comparable companies, and as each component of compensation for each executive officer is determined in relation to the 50th to 75th percentile of officers holding positions having similar responsibilities at comparable companies, the Compensation Committee believes that relative compensation among our executive officers is appropriate and consistent with maintaining internal pay equity.

Relationship Between Compensation Elements

Each element of executive officer compensation was determined with reference to the 50th to 75th percentile of the same element paid to executive officers holding the similar position at comparable companies. Therefore, no objective formula was utilized when determining the relative proportion of salary, cash incentive or equity awards relative to each other or to total compensation.

Employment Agreements and Termination Benefits

The employment agreement for each executive officer contains provisions related to termination and change of control. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and the Board of Directors considered the Radford report, which provided recommendations to the Compensation Committee regarding the termination and change of control provisions for each executive officer based on publicly available information regarding the practices of our peer group, policy statements made by significant investor groups and an analysis of current market trends. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2016, are described in detail in the section below entitled “Executive Compensation—Potential Cost of Termination Payments.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2016 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2016, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the our 2016 Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Martin Mattingly, Chairperson
Stewart Parker

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of August 31, 2017.

Name	Age	Position With the Company
Richard Stewart	58	Chief Executive Officer and Chairman of the Board
Anthony Clarke	61	President and Chief Scientific Officer
Cindy Jacobs	60	Executive Vice President and Chief Medical Officer
John Bencich	40	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Following are the biographies of the foregoing persons, except the biographies of Mr. Stewart and Dr. Clarke, which is located above under the heading “Board of Directors—General.”

Cindy Jacobs, Ph.D., M.D., has served as our Executive Vice President and Chief Medical Officer since August 2008, and had been Executive Vice President and Chief Medical Officer of OncoGenex Technologies Inc. from September 2005 to August 2008. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School.

John Bencich has served as our Vice President and Chief Financial Officer since August 2014 and as our Executive Vice President and Chief Operating Officer since August 2017. Mr. Bencich joined us from Integrated Diagnostics, Inc., a molecular diagnostics company, where he served as Chief Financial Officer from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc. since July, 2011. Mr. Bencich was an independent consultant from November 2010 until he joined Allozyne. He served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. From September 2004 to April 2007, Mr. Bencich was an employee of Onyx Software Corporation, a software company, where he last served as Director of Finance and Corporate Controller. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, an international professional services firm, where he last served as a manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and currently holds an active license.

EXECUTIVE COMPENSATION

During the 2016 fiscal year, our Named Executive Officers and their respective positions were as follows: Scott Cormack, Former Chief Executive Officer, President, Treasurer and Secretary; Cindy Jacobs, Ph.D., M.D., Executive Vice President and Chief Medical Officer; and John Bencich, Vice President and Chief Financial Officer.

Mr. Cormack, Dr. Jacobs and Mr. Bencich are referred to as our Named Executive Officers for purposes of this Proxy Statement.

SEC rules requires this discussion regarding 2016 executive officer compensation cover executive officers that served during 2016. Because our acquisition of Achieve Life Science, Inc. took place in August 2017, this executive compensation information relates to persons who were executive officers of OncoGenex Pharmaceuticals, Inc. prior to its acquisition of Achieve Life Science, Inc. We note that Mr. Cormack resigned from his position as President, Chief Executive Officer, Treasurer and Secretary upon completion of the merger on August 1, 2017.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2016, 2015 and 2014. The components of the compensation reported in the Summary Compensation Table are described below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Scott Cormack, Former President and Chief Executive Officer	2016 2015 2014	541,383 541,383 497,153	(2) (3) (4)	— — —	— 69,750 655,320	155,202 79,473 410,321	— 148,890 156,324	696,585 839,496 1,719,118
Cindy Jacobs, Executive Vice President and Chief Medical Officer	2016 2015 2014	413,225 413,225 413,225		— — —	— 34,875 348,325	69,840 39,737 205,161	— 82,650 86,777	483,065 570,487 1,053,488
John Bencich, Executive Vice President and Chief Financial Officer and Chief Operating Officer	2016 2015 2014	307,500 307,500 118,269	(5)	— — 20,000	— 23,250 63,400	58,200 26,491 93,328	— 53,820 18,512	365,700 411,061 313,509

(1)	The dollar amounts in this column reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. For performance-based RSUs awarded in 2014, the dollar amounts also reflect the value at the grant date based upon the probable outcome of such conditions. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 10 to our audited consolidated financial statements, which are included in our 2016 Annual Report on Form 10-K. During 2014, 32,000 and 20,000, performance RSUs were forfeited by Mr. Cormack and Dr. Jacobs, respectively, as the SYNERGY trial did not meet its primary endpoint. In 2016, the 2016 options awards included in this column were cancelled for each of Mr. Cormack, Dr. Jacobs and Mr. Bencich. These options vested upon either the positive results from the AFFINITY or ENSPIRIT trials, or the consummation of a change in control by December 31, 2016. Neither of these milestones were achieved, and therefore, all of the options granted to Mr. Cormack, Dr. Jacobs and Mr. Bencich in 2016 were cancelled. Additionally, in 2016, 8,000 and 5,000 performance RSUs were forfeited by Mr. Cormack and Dr. Jacobs, respectively, as the AFFINITY trial did not meet its primary endpoint.
(2)	From January 1, 2016 to June 15, 2016, Mr. Cormack’s salary was paid as to 25% in Canadian dollars of CDN$83,733 and 75% in U.S. dollars of $186,100. From June 16, 2016 to December 31, 2016, Mr. Cormack’s salary was paid as to 50% in Canadian dollars of CDN$192,046 and 50% in U.S. dollars of $146,624. The portion paid in Canadian dollars was converted using the monthly average noon foreign exchange rate from the prior month for the current payment date, which resulted in an average exchange rate of US$1.00 = CDN$1.3216.
(3)	For 2015, Mr. Cormack’s salary was paid as to 25% in Canadian dollars of CDN$171,720 and 75% in U.S. dollars of $406,037. The portion paid in Canadian dollars was converted using the noon spot foreign exchange rate at each payment date, which resulted in an average exchange rate of US$1.00 = CDN$1.2764.
(4)	For fiscal year 2014, Mr. Cormack’s salary was paid as to 25% in Canadian dollars of CDN$138,052 and 75% in U.S. dollars of $372,161. The portion paid in Canadian dollars was converted using the 2014 average annual foreign exchange rate of US$1.00 = CDN$1.1045.
(5)	Reflects Mr. Bencich’s salary from the commencement of his employment on August 11, 2014 through December 31, 2014.

Fiscal 2016 Grants of Plan-Based Awards

The following table provides information related to grants of plan-based awards to our Named Executive Officers during the 2016 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Target(1) ($)	All Other Option Awards: # of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)($)
Scott Cormack	3/24/2016		300,000	0.85	155,202
		297,760
Cindy Jacobs	3/14/2016		135,000	0.85	69,840
		165,290
John Bencich	3/14/2016		112,500	0.85	58,200
		123,000

(1)	Our Compensation Committee exercised its discretion and determined not to award any non-equity bonuses for its 2016 performance goals. For a description of the performance-based vesting criteria associated with these awards, see “Compensation Discussion and Analysis.”
(2)	The amounts shown in this column represent stock options granted under our 2010 Performance Incentive Plan, which have subsequently been cancelled as none of the performance milestones were achieved by December 31, 2016.
(3)	The amounts shown in this column represent stock options granted under our 2010 Performance Incentive Plan, which vest monthly over four years.
(4)	Amounts represent the grant date fair value of stock option awards measured in accordance with the guidance in FASB ASC Topic 718. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 10 to our audited consolidated financial statements, which are included in this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)
Scott Cormack, President and Chief Executive Officer	25,000 40,000 37,500 36,719 36,454 35,937	— — — 781 13,546 39,063	22.28 15.97 13.00 11.95 11.79 1.86	12/31/19 12/14/20 05/08/22 03/12/23 03/14/24 05/19/25	(1) (2) (3) (4) (5) (6)
								4,687 12,500 18,750 28,125	(7) (8) (9) (10)	56,010 147,375 66,563 52,313
Cindy Jacobs, Executive Vice President and Chief Medical Officer	12,000 20,000 15,000 19,583 18,227 17,969	— — — 417 6,773 19,531	22.28 15.97 13.00 11.95 11.79 1.86	12/31/19 12/14/20 05/08/22 03/12/23 03/14/24 05/19/25	(1) (2) (3) (4) (5) (6)
								2,500 6,250 10,000 14,062	(7) (8) (9) (10)	29,875 73,688 35,500 26,155
John Bencich, Vice President	23,333 11,979	16,667 13,021	3.17 1.86	08/12/24 05/19/25	(11) (6)
and Chief Financial Officer								10,000 9,375	(12) (10)	31,700 17,438

(1)	These stock options were granted under the 2007 Performance Incentive Plan and were fully vested on December 31, 2013.
(2)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2014.
(3)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2016.
(4)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning January 1, 2013.
(5)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning January 1, 2014.
(6)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning January 1, 2015.
(7)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning January 1, 2013.
(8)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning January 1, 2014.
(9)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning June 12, 2014.
(10)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning January 1, 2015.
(11)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning August 12, 2014.
(12)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning August 12, 2014.

Option Exercises and Stock Vested

The following table provides information related to the vesting of RSUs held by the Named Executive Officers during the 2016 fiscal year.

Stock Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#)		($)
Scott Cormack, President and Chief Executive Officer	12,967 4,519	(1) (2)	10,503 4,880
Cindy Jacobs, Executive Vice President and Chief Medical Officer	8,934 3,563	(1) (2)	7,237 3,848
John Bencich, Vice President Chief Financial Officer and Chief Operating Officer	2,291 3,620	(3)	1,856 1,991

(1)	These RSUs were granted under the 2010 Performance Incentive Plan and vested on March 14, 2016.
(2)	These RSUs were granted under the 2010 Performance Incentive Plan and vested on June 12, 2015.
(3)	These RSUs were granted under the 2010 Performance Incentive Plan and vested on August 18, 2015.

Pension Benefits/Nonqualified Deferred Compensation

We do not have any plan that provides for payments or other benefits at, following, or in connection with retirement. We also do not have a plan that provides for the deferral of compensation for any employee.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2007 Performance Incentive Plan

Under the 2007 Performance Incentive Plan, or the 2007 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to (1) the vesting of an award and (2) the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity, or parent of the successor entity, pursuant to the terms of the change of control transaction.

As used in the 2007 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•	a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by our stockholders of a plan or proposal for our liquidation or dissolution.

2010 Performance Incentive Plan

(a) Under the 2010 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction. As used in the 2010 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•	a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by the stockholders of a plan or proposal for our liquidation or dissolution.

Termination and Change of Control Provisions Under Employment Agreements

As of December 31, 2016, we had employment agreements in place with each of our Named Executive Officers that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Cormack Agreement

The agreement between us, OncoGenex Technologies Inc. and Mr. Cormack, which is referred to as the Cormack Agreement, provided Mr. Cormack with termination benefits in the event Mr. Cormack was terminated without cause or for disability, or if Mr. Cormack resigned for good reason, or Good Reason, which means due to (i) the relocation of the officer’s primary work location by more than 40 miles from the current office location; (ii) a material reduction of the officer’s base salary or employee benefits; (iii) any material reduction or diminution of the officer’s duties, authority or responsibilities; (iv) a fundamental breach by us of the Cormack Agreement; or (v) the failure of any successor to assume expressly in writing our obligations under the Cormack Agreement, in each case, provided that Mr. Cormack has provided us with two months’ advance written notice and an opportunity to cure such breach during such two-month period. Any termination that occurs without cause, due to disability or for Good Reason is referred to as an Involuntary Termination.

The Cormack Agreement provided that if an Involuntary Termination occurred, we would be obligated to pay Mr. Cormack a lump sum equal to 18 months of his then-current base salary. In addition, Mr. Cormack would receive continued entitlement under group medical, dental and insurance plans, excluding short- and long-term disability plans and pension plans, to which Mr. Cormack and his family are entitled at Mr. Cormack’s termination date, to the extent such benefit plans permit for 18 months or until Mr. Cormack becomes employed elsewhere where comparable benefits are provided, whichever date comes first (this period is referred to as the Cormack Benefit Plan Severance Period). To the extent continuance of a benefit plan, excluding short- and long-term disability plans and pension plans, was not permitted, OncoGenex Technologies Inc. would be obligated to pay Mr. Cormack an amount equal to the sum Mr. Cormack would be required to pay to receive comparable benefits for the Cormack Benefit Plan Severance Period. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there was an Involuntary Termination, then the time-based vesting restrictions, if any, would immediately lapse on an additional number of shares under all of Mr. Cormack’s outstanding compensatory equity awards, which included any outstanding stock options granted to Mr. Cormack under our equity compensation plans, that would have time-vested if Mr. Cormack had continued his employment for 18 months following his Involuntary Termination.

The Cormack Agreement provided for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination was required by the merger agreement, purchase agreement or other instrument relating to such change in control or such Involuntary Termination was made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon a Change in Control Termination, we were obligated to pay Mr. Cormack 24 months of his then-current base salary, plus a sum equal to 12 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Cormack’s termination date and based on Mr. Cormack’s bonuses paid in such 24-month period. In addition, Mr. Cormack would receive continued entitlement under our benefit plans as described above, or an amount equal to the sum Mr. Cormack would be required to pay to receive comparable benefits if such continued entitlement is not permitted as described above, except that the Cormack Benefit Plan Severance Period would be 24 months instead of 18 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, would immediately lapse on all of Mr. Cormack’s compensatory equity awards effective as of his termination date.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination were subject to Mr. Cormack’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

On August 1, 2017, upon completion of the merger with Achieve Life Science, Inc., Mr. Cormack resigned as an officer of the Company. In connection with Mr. Cormack’s resignation, we entered into a Separation and Release Agreement with Mr. Cormack, pursuant to which he received, in exchange for releasing us from all claims, (i) a lump sum severance payment of approximately $1.1 million representing 24 months of Mr. Cormack’s then-current annual salary; (ii) a lump sum severance payment of approximately $75,000, representing 12 months of Mr. Cormack’s average monthly bonus earnings over the last 24-month period, (iii) payments to provide 24 months of continuing health care benefits, (iv) 100% vesting of Mr. Cormack’s outstanding equity awards and (v) agreement to reimburse Mr. Cormack’s for expense related to his 2017 tax returns.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA, provided that our obligation to pay the monthly premium will cease when Dr. Jacobs becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Bencich Agreement

Our agreement with John Bencich, referred to as the Bencich Agreement, provides Mr. Bencich with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Mr. Bencich has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Agreement with or without cause by giving Mr. Bencich 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Bencich Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Bencich a lump sum payment equal to 12 months of his then-current base salary. In addition, if Mr. Bencich elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Bencich’s monthly premium under COBRA, that is equal to the 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Bencich’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Bencich under our equity compensation plans, that would have time-vested if Mr. Bencich had continued in employment for 12 months following his Involuntary Termination.

The Bencich Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Bencich 15 months of his then-current base salary, plus a sum equal to 15 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Bencich’s separation from services and based on Mr. Bencich’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Mr. Bencich’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Bencich’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Potential Cost of Termination Payments

In the table below, we have estimated the potential cost to us of the compensation to which each Named Executive Officer would have been entitled if he or she experienced an Involuntary Termination or a Change in Control Termination effective as of December 31, 2016.

Named Executive Officer	Involuntary Termination					Involuntary Termination in Connection with a Change in Control
	Cash Payments ($)	Benefits ($)	Equity Compensation ($) (2)		Total ($)	Cash Payments ($)	Benefits ($)	Equity Compensation ($)		Total ($)
Scott Cormack(1)	812,085	66,047	451,390	(3)	1,329,522	1,157,225	88,063	474,816	(4)	1,720,104
Cindy Jacobs	413,225	16,342	206,236	(5)	635,803	557,862	20,428	241,495	(6)	819,785
John Bencich	307,500	38,533	57,970	(7)	404,003	411,285	48,167	101,822	(8)	561,274

(1)	Mr. Cormack’s employment terminated upon the completion of our merger with Achieve Life Science, Inc. Upon such termination, Mr. Cormack received the benefits he’s entitled to upon an Involuntary Termination upon a Change in Control Termination. Such payments are described above under “—Termination and Change of Control Provisions Under Employment Agreements—Cormack Agreement.”
(2)	The employment agreements for each of Mr. Cormack, Dr. Jacobs, and Mr. Bencich stated or state that the time-based vesting restrictions associated with unvested options immediately lapse on any shares of common stock that would have time-vested if they had had continued in employment throughout their respective severance period as defined in their employment agreements. The amounts above represent the stock option expense that would be incurred by us in accordance with the guidance of FASB ASC Topic 718 in relation to options vested immediately upon termination in accordance with the terms of the individual’s employment agreement.
(3)	Represents stock option expense associated with the accelerated vesting of 781 options with an exercise price of $11.95 per share and 13,546 options with an exercise price of $11.79 per share and 28,126 options with an exercise price of $1.86 per share and 57,031 accelerated RSUs.
(4)	Represents stock option expense associated with the accelerated vesting of 781 options with an exercise price of $11.95 per share, 13,546 options with an exercise price of $11.79 per share and 37,501 options with an exercise price of $1.86 per share and 64,062 accelerated RSUs.
(5)	Represents stock option expense associated with the accelerated vesting of 417 options with an exercise price of $11.95 per share, 6,252 options with an exercise price of $11.79, and 9,375 options with an exercise price of $1.86 per share and 22,448 accelerated RSUs.
(6)	Represents stock option expense associated with the accelerated vesting of 417 options with an exercise price of $11.95 per share, 6,773 options with an exercise price of $11.79, and 11,719 options with an exercise price of $1.86 per share and 32,812 accelerated RSUs.
(7)	Represents stock option expense associated with the accelerated vesting of 10,000 options at an exercise price of $3.17 per share and 6,250 options with an exercise price of $1.86 per share and 10,688 accelerated RSUs.
(8)	Represents stock option expense associated with the accelerated vesting of 12,500 options at an exercise price of $3.17 per share and 7,813 options with an exercise price of $1.86 per share and 19,375 accelerated RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of August 31, 2017, except as otherwise noted in the footnotes to the table:

•	each person, entity or group who we know to beneficially own five percent or more of our voting securities;

•	each of our directors and director nominees;

•	each of our Named Executive Officers identified in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1. The percentages in the table below are based on [            ] shares of our common stock outstanding as of August 31, 2017. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(%)(1)
5% or Greater Stockholders:
Robert Schacter(2)	1,827,426	[	]
Ron Martell(3)	833,947	[	]
Named Executive Officers and Directors:
Scott Cormack(4)	62,437	[	]
Cindy Jacobs(5)	18,522		*
John Bencich (6)	5,961		*
Richard Stewart (7)	2,198,588	[	]
Anthony Clarke (8)	1,625,136	[	]
Donald Joseph (9)	0		*
Jay Moyes (10)	0		*
Stewart Parker (11)	5,109		*
Martin Mattingly (12)	5,542		*
All current officers and directors as a group (9 persons) (13)	3,921,295	[	]
* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of August 31, 2017, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2)	Based solely on a Schedule 13G filed by Robert Schacter on August 11, 2017. The address for the reporting person is c/o Reedland Capital Partners, 30 Sunnyside Avenue, Mill Valley, CA 94941.
(3)	Based solely on a Schedule 13G filed by Ron Martell on August 11, 2017. The address for the reporting person c/o Paul Hastings LLP, 101 California Street, Forty-Eighth Floor, San Francisco, CA 94111.
(4)	Represents 16,302 shares owned directly, 24,089 options, 9,685 shares owned indirectly through his spouse and 12,361 options owned indirectly through his spouse exercisable within 60 days of August 31, 2017.
(5)	Represents 7,975 shares owned directly and 10,547 options exercisable within 60 days of August 31, 2017.
(6)	Represents 1,053 shares owned directly and 4,453 options and 455 RSUs exercisable within 60 days of August 31, 2017.
(7)	Represents 1,950,309 shares owned directly, 71,861 owned indirectly through his partner and 176,418 shares owned indirectly through Ricanto Limited as a principal owner.

(8)	Represents 550,455 shares owned directly, 359,305 shares owned indirectly through his spouse, 538,958 shares owned indirectly through his son and 176,418 shares owned indirectly through Ricanto Limited as a principal owner.
(9)	Represents 954 shares owned directly and 4,155 options exercisable within 60 days of August 31, 2017.
(10)	Represents 954 shares owned directly and 4,588 options exercisable within 60 days of August 31, 2017.
(11)	Represents for the current officers and directors as a group, 3,860,647 shares owned directly or indirectly as indicated above, and 60,193 options and 455 RSUs exercisable within 60 days of August 31, 2017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all of our executive officers, directors and 10% stockholders timely filed all reports required to be filed under Section 16(a) during fiscal year 2016.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1 or calling (604) 736-3678. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2018 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, Attn: Secretary.

We intend to hold our 2018 annual meeting of stockholders on May 24, 2018. To be timely for our 2018 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 24, 2018 and not later than the close of business on February 24, 2018. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2018 annual meeting must be received by us not later than December 15, 2017, which date reflects a reasonable amount of time before we begin to print and send our proxy materials for the 2018 annual meeting.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

[•], 2017

APPENDIX A

2017 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 2,180,000.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2017 through 2026, by the lesser of (a) four percent (4%) of the number of Shares and common stock equivalents (including options, RSUs, warrants and preferred stock on an as converted basis) issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5 Limitations. No more than 4,360,000 Shares shall be issued pursuant to the exercise of ISOs. No Participant will be eligible to receive an Award or Awards for more than One Million (1,000,000) Shares in any calendar year under this Plan except that new Employees (including new Employees who are also officers and directors) are eligible to be granted up to a maximum of an Award or Awards for Two Million (2,000,000) Shares in the calendar year in which they commence their employment.

2.6 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)–(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned or has vested;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan;

(q) delegate any of the foregoing to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(r) to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant’s Service is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement or the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall:

(a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or Dividend Equivalent Right, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement that cites Section 10 of the Plan.

10.1 Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan.

The amount to be paid under any Performance Award may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2 Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance

Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate grant date fair value of Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed $500,000, except that the aggregate grant date fair value of Awards granted to a new Non-Employee Director pursuant to this Section 12 in the calendar year in which they commence their service to the Company shall not exceed $1,000,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, to which the Participant provides Service, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability (collectively, “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any

Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable Tax-Related Items legally due from the Participant. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, Subsidiary, or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. The Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, dividends and Dividend Equivalent Rights may accrue with respect to unvested Awards, but will not be paid or issued until such Award is fully vested and the Shares are issued to Participant and such Shares are no longer subject to any vesting requirements or repurchase rights on behalf of the Company.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee; in any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall, subject to applicable law, be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4 “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5 “Board” means the Board of Directors of the Company.

28.6 “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.7 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8 “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.9 “Common Stock” means the common stock of the Company.

28.10 “Company” means Achieve Life Sciences, Inc., or any successor corporation.

28.11 “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12 “Corporate Transaction” means the occurrence of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

(b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or

(e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.15. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.16. “Effective Date” means the date on which this Plan is adopted by the Board.

28.17. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.19. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.21. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “IRS” means the United States Internal Revenue Service.

28.24. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

28.25. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.26. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27. “Participant” means a person who holds an Award under this Plan.

28.28. “Performance Award” means an award covering cash, Shares or other property granted pursuant to Section 10 or Section 12 of the Plan.

28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Sales;

(c) Expenses;

(d) Billings;

(e) Revenue

(f) Net revenue;

(g) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h) Operating income;

(i) Operating margin;

(j) Operating profit;

(k) Controllable operating profit, or net operating profit;

(l) Net profit;

(m) Gross margin;

(n) Operating expenses or operating expenses as a percentage of revenue;

(o) Net income;

(p) Earnings per share;

(q) Total stockholder return;

(r) Market share;

(s) Return on assets or net assets;

(t) The Company’s stock price;

(u) Growth in stockholder value relative to a pre-determined index;

(v) Return on equity;

(w) Return on invested capital;

(x) Cash Flow (including fee cash flow or operating cash flows);

(y) Balance of cash, cash equivalents and marketable securities;

(z) Cash conversion cycle;

(aa) Economic value added;

(bb) Individual confidential business objectives;

(cc) Contract awards or backlog;

(dd) Overhead or other expense reduction;

(ee) Credit rating;

(ff) Completion of an identified special project;

(gg) Completion of a joint venture or other corporate transaction;

(hh) Strategic plan development and implementation;

(ii) Succession plan development and implementation;

(jj) Improvement in workforce diversity;

(kk) Employee satisfaction;

(ll) Employee retention;

(mm) Customer indicators and/or satisfaction;

(nn) New product invention or innovation;

(oo) Research and development expenses;

(pp) Attainment of research and development milestones;

(qq) Improvements in productivity;

(rr) Bookings;

(ss) Working-capital targets and changes in working capital;

(tt) Attainment of objective operating goals and employee metrics; and

(uu) Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.31. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, consisting of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

28.32. “Performance Unit” means an Award granted pursuant to Section 10 or Section 12 of the Plan, consisting of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

28.33. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.34. “Plan” means this Achieve Life Sciences, Inc., 2017 Equity Incentive Plan.

28.35. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from such leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act or other applicable law), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.41. “Shares” means shares of Common Stock and the common stock of any successor entity.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

APPENDIX B

2017 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. Achieve Life Sciences, Inc., adopted this Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of the Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options that are not intended to meet Section 423 requirements, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Subject to Section 14, a total of 100,000 shares of Common Stock is reserved for issuance under this Plan. In addition, on each January 1 of each calendar year, the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of Common Stock and Common Stock equivalents outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, no more than 1,000,000 shares of Common Stock may be issued over the term of this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.

3. ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options which are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4. ELIGIBILITY.

(a) Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(i) employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(ii) employees who are customarily employed for twenty (20) hours or less per week;

(iii) employees who are customarily employed for five (5) months or less in a calendar year; and

(iv) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b) No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.

5. OFFERING DATES. While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period, provided that an Offering Period will in no event be longer than twenty-seven (27) months. Offering Periods shall be consecutive and non-overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan. While the Plan is in effect, the Committee will determine the duration and commencement date of each Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Purchase Periods will be consecutive.

6. PARTICIPATION IN THIS PLAN.

(a) With respect to each Offering Period, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan, and may elect to become a Participant by submitting a subscription agreement, or electronic representation thereof, to the Company and/or via an authorized third-party administrator’s (the “Third Party Administrator”) standard process prior to the commencement of the Offering Period to which such agreement relates, in accordance with such rules as the Committee may determine.

(b) With respect to each Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7. GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the start of the Offering Period, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8. PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.

(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form due to local legal requirements. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean all base salary; however, the Committee shall have discretion to adopt a definition of “compensation” from time to time of all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine a definition of Compensation that is different than the above. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(b) A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during an Offering Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward, without interest (except to the extent necessary to comply with local legal requirements outside the United States), into the next Purchase Period or Offering Period, as the case may be. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10. LIMITATIONS ON SHARES TO BE PURCHASED.

(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) In no event shall a Participant be permitted to purchase more than 5,000 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11. WITHDRAWAL.

(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above.

(c) To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14. CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.

22. DESIGNATION OF BENEFICIARY.

(a) Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering

Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary (and other eligible compensation, if so determined by the Committee pursuant to Section 9(a)), and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants

26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27. CODE SECTION 409A; TAX QUALIFICATION.

(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28. DEFINITIONS

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of the Board that consists exclusively or one or more members of the Board appointed by the Board.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean Achieve Life Sciences, Inc.

(g) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Effective Date” shall mean the date on which this Plan is approved and adopted by the Board.

(i) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(1) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the day preceding the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the day preceding the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the day preceding the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4) with respect to the initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of Common Stock; and

(5) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(j) “Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(k) “Offering Date” shall mean the first business day of each Offering Period. However, for the initial Offering Period the Offering Date shall be the Effective Date.

(l) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(m) “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(n) “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan pursuant to Section 6.

(o) “Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(p) “Plan” shall mean this Achieve Life Sciences, Inc., 2017 Employee Stock Purchase Plan.

(q) “Purchase Date” shall mean the last business day of each Purchase Period.

(r) “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(s) “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(t) “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

APPENDIX C

PROPOSED AMENDMENTS TO THE

CERTIFICATE OF INCORPORATION

Article X – Cumulative Voting would be deleted in its entirety as follows:

~~ARTICLE X - CUMULATIVE VOTING~~

~~At all elections of directors of the Corporation, each stockholder of the Corporation shall be entitled to as many votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder’s shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit.~~

Article XI – Amendment of Certificate of Incorporation and Article XII – Perpetual Existence would be renumbered as Article X – Amendment of Certificate of Incorporation and Article XI – Perpetual Existence.

ACHIEVE LIFE SCIENCES, INC. 1001 WEST BROADWAY, SUITE 400 VANCOUVER, BC V6H 4B1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E32442-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACHIEVE LIFE SCIENCES, INC.		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:	☐	☐	☐

01) Anthony Clarke 05) Jay Moyes
02) Scott Cormack 06) Stewart Parker
03) Donald Joseph 07) Richard Stewart
04) Martin Mattingly

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

3.	To approve the 2017 Equity Incentive Plan.	☐	☐	☐

4.	To approve the 2017 Employee Stock Purchase Plan.	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

5.	To approve an amendment to our Certificate of Incorporation, as amended, to eliminate cumulative voting for the election of directors.		☐	☐	☐

6.	To approve, by a non-binding advisory vote, the compensation paid by us to our Named Executive Officers.		☐	☐	☐

	The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain

7.

To select, by a non-binding advisory vote, every three years as the frequency at which our stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid by us to our Named Executive Officers.

		☐	☐	☐	☐

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person and state your title. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on October 26, 2017:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E32443-TBD

ACHIEVE LIFE SCIENCES, INC.

Annual Meeting of Stockholders

October 26, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby nominates and appoints Richard Stewart and John Bencich, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held at the offices of Fenwick & West, LLP, at 1191 Second Avenue, 10th Floor, Seattle, Washington, on October 26, 2017 at 8:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Cumulative voting
	NAME OF CANDIDATE	# OF VOTES CAST

	1.1	_
	1.2	_
	1.3	_
	1.4	_
	1.5	_
	1.6	_
	1.7	_

(If you exercised cumulative voting, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)